UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	February 1, 2006

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-51028	39-1576570
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)

(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On February 1, 2006, the Board of Directors of First Business Financial Services, Inc. (“FBFS”) granted restricted shares of FBFS common stock pursuant to the FBFS 2001 Equity Incentive Plan to the following executive officers of FBFS and its subsidiaries:

•	Corey A. Chambas, President and Chief Operating Officer;

•	Michael J. Losenegger, President and Chief Operating Officer of First Business Bank;

•	Mark J. Meloy, Executive Vice President of First Business Bank;

•	James F. Ropella, Senior Vice President and Chief Financial Officer;

•	Jerome J. Smith, Chief Executive Officer; and

•	Terry D. Taylor, President and Chief Executive Officer of First Business Bank - Milwaukee.

        In connection with those grants, the Company entered into a Restricted Stock Agreement with each of the executive officers. Each Restricted Stock Agreement (“Agreement”) provides that the shares subject to the Agreement will vest in four equal installments on the first through fourth anniversaries of the date of grant. Under the Agreement, shares covered by the Agreement are subject to the risk of forfeiture and may not be sold or transferred until the shares have vested. While the restricted shares are subject to forfeiture, the employee may exercise full voting rights and will receive all dividends and other distributions paid with respect to the restricted shares.

        The foregoing description of the Restricted Stock Agreement is qualified in its entirety by reference to the full text of the form of agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Restricted Stock Agreement under the 2001 FBFS Equity Incentive Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.
Date: February 7, 2005	By: /s/ James F. Ropella
James F. Ropella
Senior Vice President and Chief Financial Officer

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

10.1	Form of Restricted Stock Agreement under the 2001 FBFS Equity Incentive Plan.